UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2018

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities

Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Emerging growth company □

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2018, Cytori Therapeutics, Inc. (the “Company” or “Cytori”) entered into a Sales Agreement (the “Sales Agreement”) with B. Riley FBR, Inc. (“B. Riley FBR”) to sell shares of its Common Stock, par value $0.001 (the “Common Stock”), having an aggregate offering price of up to $6,500,000 (the “Shares”) from time to time, through an “at the market” equity offering program (the “ATM Offering”) under which B. Riley FBR will act as sales agent.

The offer and sale of the Shares will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-217988), the base prospectus contained therein, dated April 10, 2018, and a prospectus supplement related to the ATM Offering, dated June 1, 2018.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Subject to the terms and conditions of the Sales Agreement, B. Riley FBR will use its commercially reasonable efforts to sell the Shares, based upon the Company’s instructions, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and rules of the Nasdaq Stock Market LLC. The Company will set the parameters for sales of the Shares, including the number of Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in one trading day, and any minimum price below which sales may not be made. Under the Sales Agreement, B. Riley FBR may sell the Shares by any method permitted by law deemed to be an “at the market offering,” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). The Company has no obligation to sell any of the Shares and may at any time suspend offers and sales under the Sales Agreement. The Company and B. Riley FBR each have the right, in their sole discretion, to terminate the Sales Agreement at any time upon prior written notice as provided in the Sales Agreement.

The Company will pay to B. Riley FBR a commission, or allow a discount, in an amount equal to 3.0% of the gross sales price per share of Common Stock sold through it as sales agent under the Sales Agreement. In addition, the Company has agreed to reimburse B. Riley FBR for certain expenses it incurs in the performance of its obligations under the Sales Agreement up to a maximum of $30,000. The Company has also agreed pursuant to the Sales Agreement to indemnify and provide contribution to B. Riley FBR against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the terms of the Sales Agreement is subject to, and qualified in its entirety by, the Sales Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The legal opinion of Latham & Watkins LLP, counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto.

Item 1.02. Termination of a Material Definitive Agreement.

On May 31, 2018, the Company provided written notice to Cowen and Company, LLC (“Cowen”) of termination of the parties’ Sales Agreement dated May 12, 2014 (the “Prior Sales Agreement”). Under the Prior Sales Agreement, the Company could sell from time to time, at its option, up to an aggregate of $40.0 million of shares of its common stock through Cowen, as sales agent. The termination will become effective ten days after the Company’s written notice to Cowen, or June 10, 2018.

The foregoing description of the Prior Sales Agreement is qualified in its entirety by reference to the complete text of the Prior Sales Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 12, 2014.

***

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but not are not limited to, statements regarding the ability to sell shares and raise additional funds pursuant to the Sales Agreement.  Such statements involve risks and uncertainties that could cause Cytori’s actual results and financial position to differ materially. These risks and uncertainties include uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Sales Agreement, and other risks described under the heading “Risk Factors” in Cytori’s Securities and Exchange Commission Filings on Form 10-K and Form 10-Q. Cytori assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date hereof.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.		Description
5.1	—	Opinion of Latham & Watkins LLP
10.1	—	Sales Agreement, dated June 1, 2018, by and between Cytori Therapeutics, Inc. and B. Riley FBR, Inc.
23.1	—	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: June 1, 2018	By: /s/ Tiago Girao
Tiago Girao
VP Finance and Chief Financial Officer